 CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.14.1

EXECUTION COPY

AMENDMENT TO
CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This AMENDMENT TO CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (“Amendment”) is made and is effective as of this 24th day of September, 2013, by and between Mortgage Guaranty Insurance Corporation (“MGIC”), and Bank of America, N.A. (as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP (“Servicing”)) (“Bank of America”), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”).  Countrywide Home Loans, Inc. (“CHL”) is a party to the Settlement Agreement only to the extent specified in the Settlement Agreement.  Capitalized terms used in this Amendment without definition have the meaning given them in the Settlement Agreement.

RECITALS

WHEREAS, MGIC and Bank of America are Parties to a Confidential Settlement Agreement and Release, dated as of April 19, 2013 (the “Settlement Agreement”), and CHL is a party to the Settlement Agreement to the extent specified in the Settlement Agreement; and

WHEREAS, the Parties and CHL desire to amend the Settlement Agreement in certain respects as specified in this Amendment.

NOW, THEREFORE, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the promises and other matters contained herein, the Parties and CHL agree, pursuant to Section 19(g) of the Settlement Agreement, that the Settlement Agreement is hereby amended as follows:

1.	Compensation for Recently Paid Loans. Subclause (x) of Section 7(b)(i)(B) is amended and restated as follows: “(x) the Settlement Percentage applicable to the Class 2 GSE Loans, and”.

2.	Designation of Category. Bank of America’s reconciliation of data after the Signing Date revealed that 948 loans referred to in clauses (i) - (iv) below should be classified as Class 1 GSE Loans rather than Class 2 GSE Loans as of the Signing Date, and Bank of America, CHL and MGIC agree that (i) the designation of the Category of each of the 887 Subject Loans listed on Appendix I, attached hereto, each of which was listed on Schedule 1 as of the Signing Date as a Class 2 GSE Loan, is changed to a Class 1 GSE Loan, and such Covered Loan shall be deemed to have been included on Schedule 1 as a Class 1 GSE Loan as of the Signing Date; (ii) the designation of the 16 Subject Loans listed on Appendix II, attached hereto, each of which was listed on Schedule 2 as of the Signing Date as a Class 2 GSE Loan, is changed to a Class 1 GSE Loan, and each such Past Coverage Determination Loan shall be deemed to have been included on Schedule 2 as a Class 1 GSE Loan as of the Signing Date; (iii) the designation of the 44 Subject Loans listed on Appendix III, attached hereto, each of which was listed on Schedule 3 as of the Signing Date as a Class 2 GSE Loan, is changed to a Class 1 GSE Loan, and each such Recently Paid Loan shall be deemed to have been included on Schedule 3 as a Class 1 GSE Loan as of the Signing Date; and (iv) the designation of the 1 Subject Loan listed on Appendix IV, attached hereto, which was listed on Schedule 9 as of the Signing Date as a Class 2 GSE Loan, is changed to a Class 1 GSE Loan, and each such Recently Denied Loan shall be deemed to have been included on Schedule 9 as a Class 1 GSE Loan as of the Signing Date.

3.	Settlement Payment and Denial Settlement Payment for Class 1 GSE Loans and Class 2 GSE Loans and Reimbursement Payment.

a.	Sections 2(a)(i), (ii) and (iii) are amended and restated as follows:

“(i)               As to Class 1 GSE Loans:

(A)	[***] (applicable Settlement Payment after deductions) (calculated by: [***] (applicable Settlement Payment before deductions) less [***] (the sum of premium refund checks and premium refunds that have escheated to the states pursuant to applicable law)); and
(B)	[***] (applicable Denial Settlement Payment);”

“(ii)              As to HFI Loans:

(A)  [***] (applicable Settlement Payment after deductions) (calculated by:  [***] (applicable Settlement Payment before deductions) less [***] (the sum of premium refund checks and premium refunds that have escheated to the states pursuant to applicable law); and
(B)   [***] (applicable Denial Settlement Payment; and:

“(iii)            As to Class 2 GSE Loans:

(A)  [***] (applicable Settlement Payment after deductions) (calculated by:  [***] (applicable Settlement Payment before deductions) less [***] (the sum of the applicable Premium Refund Credit and those premium refunds that have escheated to the states pursuant to applicable law)); and
(B)   [***] (applicable Denial Settlement Payment).”

b.	The Parties shall promptly notify the Escrow Agent of the amended and restated amounts of the Settlement Payment and the Denial Settlement Payment with respect to the Class 1 GSE Loans and the Class 2 GSE Loans and shall jointly direct the Escrow Agent to revise its records regarding the Categories of Loans with respect to MGIC’s deposits into the Escrow Account accordingly. The amended and restated amounts with respect to the Settlement Payment and the Denial Settlement Payment allocated to the Class 1 GSE Loans and the Class 2 GSE Loans in the Escrow Accounts shall be deemed to have been allocated to the Class 1 GSE Loans and Class 2 GSE Loans, respectively, as of the Signing Date.

c.	Section 1(kkk) is amended and restated as follows: “‘Reimbursement Payment’ means, for Class 1 GSE Loans and HFI Loans that are Recently Paid Loans, the amount of [***], to be deposited to the Escrow Accounts by Bank of America as set forth in Section 2(b), and disbursed as set forth in Section 8.”

d.	The Parties shall promptly notify the Escrow Agent of the amended and restated amount of the Reimbursement Payment, and concurrently therewith Bank of America shall deposit the difference between (x) the amount of the Reimbursement Payment as of the Signing Date and (y) the amended and restated amount of the Reimbursement Payment set forth in this Amendment in immediately available funds into the second of the Escrow Accounts.

4.	Compensation for Recently Paid Loans. Subclause (y) of Section 7(a) is amended by adding the following words at the end of subclause (y): “that were included in the calculation of the Reimbursement Payment.”

5.	Effect of DPO. The following is added at the end of Section 10(c)(v): “further provided that (x) in the event that MGIC becomes subject to a DPO, and for the duration of the DPO, MGIC shall pay only the Settlement Percentage Claim Payment with respect to each Class 1 GSE Loan and Bank of America shall pay the Bank of America Share directly to the applicable GSE, (y) the funds shall be disbursed from the MGIC Account in the manner contemplated by subclauses (i) and (ii) of Section 10(d)(iii)(G) in no event more than five (5) business days after delivery by MGIC to Bank of America of a Bank of America Share Report, and (z) upon the termination of any such DPO, (i) Bank of America shall re-establish the MGIC Account pursuant to Section 10(d)(ii) and make any adjustments pursuant to Section 10(d)(iii)(C), taking into account the average aggregate Bank of America Share paid by Bank of America or MGIC, shown on the Bank of America Share Reports delivered by MGIC to Bank of America during the preceding calendar year, and (ii) MGIC shall resume (A) payment of the Bank of America Share pursuant to this Section 10(c)(v) and (B) withdrawals from the MGIC Account pursuant to Section 10(d)(iii). The Parties intend, and no Party will dispute, that (1) the funds contained within the MGIC Account are not assets (whether general assets or otherwise) of MGIC and (2) to the extent that any funds contained within the MGIC Account are deemed or determined to be assets of MGIC by any court, governmental agency or regulatory body, Bank of America shall have a secured claim, as such term is defined in Wisconsin Statute section 645.03(1)(j), in such funds.”

6.	Supplemental Claims.

a.	Section 1(o) is amended and restated as follows: “‘Claim’ (A) has, with respect to any Subject Loan, the meaning set forth in the applicable Master Policy and (B) when used in reference to a Covered Loan or a Recently Paid Loan, also means a Supplemental Claim.”

b.	The following Section 1(aaaa) is added: “‘Default Servicing Guide’ means MGIC’s Default Servicing Guide in effect at June 2013, a copy of which is attached as Exhibit O hereto.”

c.	The following Section 1(bbbb) is added: “‘Supplemental Claim’ means a supplemental claim for items the Insured must advance under Section 5.7 of the applicable Master Policy, which supplemental claim is made after the date on which the Claim to which such supplemental claim relates is initially paid.”

d.	The following Section 10(g) is added: “Supplemental Claims for Certain Loans: MGIC shall make payment pursuant to the provisions of the Default Servicing Guide relevant to the filing and paying of Supplemental Claims on valid and allowable Supplemental Claims on Covered Loans and Recently Paid Loans received by MGIC within 90 days of the initial Claim payment date at the Settlement Percentage in the same manner as claims for Covered Loans. If, however, MGIC’s customary practice as to any particular type of Supplemental Claim is to waive the fact that the Supplemental Claim has not been received within 90 days of the initial Claim payment date, it shall follow that customary practice for purposes of Supplemental Claims of that type received pursuant to this Section 10(g). Any disputes regarding payment on Supplemental Claims, other than a dispute regarding the application of the preceding sentence, shall be resolved as described in the final sentence of Section 11(a), and any disputes regarding the application of the preceding sentence shall be resolved pursuant to Section 11(c).”

7.	Alternative Dispute Resolution.

a.	The following shall be added at the end of Section 11(a): “All disputes regarding any disallowance of a Supplemental Claim by MGIC in respect of any Covered Loan or Recently Paid Loan shall be resolved in the same manner and subject to the same conditions and limitations as disputes regarding an Exclusion, including without limitation, including such dispute in a Claim Group; provided, however, that for purposes of resolving disputes about disallowance of Supplemental Claims, (i) any reference to an ‘Exclusion’ shall instead be to a ‘disallowance of a Supplemental Claim’, (ii) the bases for the disallowance of a Supplemental Claim shall be those contained in the terms of the applicable Master Policy, the provisions of the Default Servicing Guide relevant to the filing and paying of Supplemental Claims and this Settlement Agreement, and (iii) the arbitrator shall be bound by the terms of this Settlement Agreement, the provisions of the Default Servicing Guide relevant to the filing and paying of Supplemental Claims, and the applicable Master Policy.”

b.	Section 13(d)(i) is amended and restated as follows: “(i) Any disputes or claims within the scope of Sections 11(a) and (b), any Dispute within the scope of Section 11(c), and any Payment Dispute within the scope of Section 11(d);”.

c.	Section 14(d)(i) is amended and restated as follows: “(i) Any disputes or claims within the scope of Sections 11(a) and (b), any Dispute within the scope of Section 11(c), and any Payment Dispute within the scope of Section 11(d);”.

8.	Indemnification.

a.	The following words are deleted from Section 15(b)(i): “[***]”.

b.	The lead-in paragraph of Section 15(b) is amended and restated as follows: “On and after the Initial Implementation Date, Bank of America shall indemnify all MGIC Released Parties from and against all Causes of Action asserted by [***] directly or indirectly, by reason of, arising out of or resulting from the actual or claimed obligation to pay any amount of money in respect of:”.

c.	The word “or” following clause (E) of the proviso following Section 15(b)(iii) is deleted.

d.	Clause (F) of the proviso following Section 15(b)(iii) is amended and restated as follows: “(F)any action or inaction by CHL, except that this clause (F) shall not apply to a Cause of Action asserted involving any matter referred to in Section 15(b)(i) or (iii); or”.

e.	The following new clause shall be added to the end of the proviso following section 15(b)(iii): “(G) Any obligation of MGIC to pay a Supplemental Claim pursuant to Section 10(g).”

9.	Settlement Agreement. The Parties hereby affirm all other terms, provisions, and conditions of the Settlement Agreement. All references in the Settlement Agreement to the Settlement Agreement shall mean the Settlement Agreement as amended by this Amendment.

10.	Governing Law. This Amendment and any Cause of Action arising under or related to this Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the law of conflicts.

11.	Interpretation. This Amendment shall not be construed against any Party, but shall be construed as if the Parties jointly prepared the Amendment and any uncertainty and ambiguity shall not be interpreted against any one Party.

12.	Severability. If any provision of this Amendment is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Amendment shall remain in full force and effect and shall be binding upon the Parties.

13.	Representations and Warranties. Each of the Parties (and for purposes of this Section 13, CHL is included as a Party) represents that: (1) it has full power and authority to execute and deliver this Amendment and to perform its obligations under the Amendment; (2) it has taken all necessary corporate action to authorize the execution and delivery of this Amendment and the performance of its duties and obligations contemplated hereby, (3) none of such execution, delivery, or performance of this Amendment and the transactions contemplated hereby: (A) conflicts with the obligations of such Party under any material agreement binding upon it; (B) requires any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental authority, agency or instrumentality, or any third party, except for (i) any authorization, consent, approval, registration, declaration, filing, or notice that has been obtained or given prior to the date hereof and (ii) the Required Consents; (C) results in, or requires, the creation or imposition of any lien or other charge upon or with respect to any of the assets now owned or hereafter acquired by a Party, and (4) this Amendment, upon execution and delivery, is a valid and binding agreement, enforceable against it in accordance with the terms of the Settlement Agreement, as amended by this Amendment, subject to applicable bankruptcy, insolvency, reorganization, moratorium, insurers’ rehabilitation and liquidation, and other similar laws affecting creditor’s rights generally and general principles of equity.

14.	Counterparts. This Amendment may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all Parties. Signatures of the Parties transmitted by fax or .pdf shall be deemed to be their original signatures for all purposes.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Parties and CHL have executed this Amendment to Confidential Settlement Agreement and Release as of the date first stated above.

MORTGAGE GUARANTY INSURANCE CORPORATION	BANK OF AMERICA, N.A.

/s/ Patrick Sinks	/s/ John S. Cousins
Name: Patrick Sinks	Name: John S. Cousins
Title: President/Chief Operating Officer	Title: Senior Vice President

COUNTRYWIDE HOME LOANS, INC.

/s/ David A. Cassell
Name: David Cassell
Title: Senior Vice President

EXHIBIT O

Default Servicing Guide

MGIC’s Default Servicing Guide in effect at June 2013 (Incorporated by reference to Exhibit M to the Confidential Settlement Agreement and Release dated as of April 19, 2013 (the “CHL Agreement”), by and between Mortgage Guaranty Insurance Corporation, Countrywide Home Loans, Inc. and Bank of America, N.A., in its capacity as master servicer or servicer of Subject Loans (as defined in the CHL Agreement). Such Exhibit M was filed with the Securities and Exchange Commission on November 8, 2013 as part of Exhibit 10.15.1 to MGIC Investment Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.)